SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                    FRANCHISE FINANCE CORPORATION OF AMERICA


         Franchise Finance Corporation of America, a Delaware corporation (the "Corporation"), does hereby certify that (i) the name of the Corporation is Franchise Finance Corporation of America, (ii) the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on June 22, 1993, and (iii) pursuant to and in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, the text of the Certificate of Incorporation of the Corporation is hereby restated, integrated and further amended to read in its entirety as follows:

                                    ARTICLE I

         The name of the Corporation is Franchise Finance Corporation of America.

                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the County of New Castle, City of Wilmington, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

         A. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 210,000,000 shares, consisting of 200,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock") and 10,000,000 shares of preferred stock having a par value of $.01 per share (the "Preferred Stock"). Authority is hereby expressly granted to the Board of Directors of the Corporation to authorize the issuance of one or more series of Preferred Stock, and with respect to each such series to fix by resolution or resolutions providing for the issuance of such series the number of shares of such series, the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including without limitation the dividend rights, dividend rate, terms of redemption (including sinking fund provisions), redemption price or prices, conversion rights, transfer and ownership restrictions and liquidation preferences, that are permitted by the General Corporation Law of Delaware in respect of any class or classes of stock or any series of any class of stock of the Corporation, without further action or vote by the Corporation's stockholders; provided, however, that notwithstanding the foregoing (i) any series of Preferred Stock issued pursuant to the authority granted herein may be voting or non-voting, provided that the voting rights of any voting shares of Preferred Stock shall be limited to no more than one vote per share on matters voted upon by the holders of such series, and (ii) in the event any Person acquires 20% or more of the outstanding shares of Common Stock and/or Preferred Stock, the Board of Directors shall not issue any series of Preferred Stock pursuant to the authority granted herein unless such issuance is approved by the vote of the holders of 50% of the outstanding shares of Common Stock.
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         B.       Rights and Restrictions of Common Stock and Preferred Stock.

                  1.       Restrictions on Transfer to Preserve Tax Benefit.

                           (a) Definitions. For the purposes of this Article IV,
                  the following terms shall have the following meanings:

                           "Beneficial Ownership" shall mean ownership of Common
                  Stock or Preferred Stock by a Person who would be treated as an owner of such shares of Common Stock or Preferred Stock either directly or constructively through the application of
                  Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

                           "Code" shall mean the Internal  Revenue Code of 1986,
                  as amended from time to time.

                           "Common  Stock"  shall mean the $.01 par value common
                  stock issued by the Corporation.

                           "Constructive  Ownership"  shall  mean  ownership  of
                  Common Stock or Preferred Stock by a Person who would be treated as an owner of such shares of Common Stock or Preferred Stock either directly or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

                           "Initial  Public  Offering"  means  the  issuance  of
                  shares of Common Stock pursuant to the Corporation's first effective registration statement for such Common Stock filed under the Securities Act of 1933, as amended.

                           "Market  Price"  shall mean,  (i) with respect to the
                  Common Stock, the last reported sales price reported on the New York Stock Exchange on the trading day immediately preceding the relevant date, or if the Common Stock is not then traded on the New York Stock Exchange, the last reported sales price of the Common Stock on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Common Stock may be traded, or if the Common Stock is not then traded over any exchange or quotation system, then the market price of the Common Stock on the relevant date as determined in good faith by the Board of Directors of the Corporation; and (ii) with respect to the Preferred Stock, the market price of the Preferred Stock on the relevant date as determined in good faith by the Board of Directors of the Corporation.

                           "Ownership Limit" shall initially mean 9.8% (in value
                  or in number of shares, whichever is more restrictive) of the outstanding Common Stock and/or Preferred Stock, applied separately to the Common Stock and Preferred Stock, provided that the Ownership Limit shall apply to each series of Preferred Stock as set forth in the resolutions providing for the issuance of such series of Preferred Stock of the
                  Corporation,   and  after  any  adjustment  as  set  forth  in
                  subparagraph B(1)(j) of this Article IV, shall mean such greater percentage of the outstanding Common Stock or Preferred Stock as so adjusted, provided that the Board of Directors may, in its discretion, adjust the Ownership Limit of any Person provided that after such adjustment, the Ownership Limit of all other persons shall be adjusted such that in no event may any five Persons Beneficially Own more than 49% of the Common Stock and/or the Preferred Stock.

                           "Person"  shall  mean  an  individual,   corporation,
                  partnership,  estate, trust (including a trust qualified under
                  Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity; but does not include an underwriter which participates in a public offering of the Common Stock or Preferred Stock for a period of 25 days following the purchase by such underwriter of the Common Stock or the Preferred Stock, as the case may be.
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
                           "Preferred  Stock"  shall  mean the  $.01  par  value
                  preferred stock issued by the Corporation in such series and with such voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, or restrictions thereof, as shall be stated in the resolutions providing for the issue of such stock adopted by the board of directors, and subject to the limitations set forth in Section A of this Article IV.

                           "Redemption  Price" shall mean the price at which the
                  Corporation shall be entitled to redeem shares of Common Stock or Preferred Stock which shall equal the lesser of (i) the price per share to be paid in the transaction which if effective would cause the Ownership Limit of the transferee to be violated or in the case of a gift, the Market Price of the shares of Common Stock or Preferred Stock, as the case may be, as of the date of the gift; or (ii) the Market Price of the shares of Common Stock or Preferred Stock on the date the Corporation calls such shares for redemption.

                           "REIT"  shall  mean a Real  Estate  Investment  Trust
                  under Section 856 of the Code.

                           "Restriction  Termination  Date" shall mean the first
                  day after the date of the Initial Public Offering on which the Board of Directors of the Corporation determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT, and only after the stockholders of the Corporation have approved the discontinuation of the Corporation to qualify as a REIT by a majority vote of outstanding Common Stock and of each outstanding series of Preferred Stock with the power to vote thereon.

                           "Transfer"  shall  mean  any  sale,  transfer,  gift,
                  assignment, devise or other disposition of Common Stock or Preferred Stock (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of such Common Stock or Preferred Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Common Stock or Preferred Stock), whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise.

                           (b)   Restriction   on  Transfers.   Subject  to  the
                  provisions of subparagraph B(1)(i) of this Article IV:

                                      (i) from the  date of the  Initial  Public
                           Offering and prior to the Restriction Termination Date, no Person shall Beneficially Own shares of Common Stock or Preferred Stock in excess of the Ownership Limit, and no Person shall Constructively Own shares of Common Stock or Preferred Stock in excess of 9.8% of the outstanding Common Stock and/or the Preferred Stock;

                                     (ii)  from the date of the  Initial  Public
                           Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Person Beneficially Owning Common Stock or
                           Preferred Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such shares of Common Stock or Preferred Stock, as the case may be, which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such shares of Common Stock or Preferred Stock;

                                    (iii)  from the date of the  Initial  Public
                           Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Person Constructively Owning Common Stock or Preferred Stock in excess of 9.8% of the outstanding Common Stock or Preferred Stock shall be void ab initio as to the Transfer of such shares of Common Stock or Preferred Stock which would be otherwise Constructively Owned by such Person in excess of such amount; and the intended
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
                           transferee shall acquire no rights in such shares of Common Stock or Preferred Stock; and

                                     (iv)  from the date of the  Initial  Public
                           Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in the Common Stock or Preferred Stock being Beneficially Owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such shares of Common Stock or Preferred Stock which would be otherwise beneficially owned by the transferee; and the intended transferee shall acquire no rights in such shares of Common Stock or Preferred Stock.

                           (c) Remedies For Breach. If the Board of Directors or
                  its designees shall at any time determine in good faith that a Transfer has taken place in violation of subparagraph B(1)(b) of this Article IV or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of Common Stock or Preferred Stock of the Corporation in violation of subparagraph B(1)(b) of this Article IV, the Board of Directors or its designees shall take such action as it deems advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation, instituting proceedings to enjoin such Transfer or redeeming the shares of Common Stock or Preferred Stock purported to be transferred for an amount equal to their Redemption Price.

                           (d) Notice of Restricted Transfer. Any Person who acquires or attempts to acquire Common Stock or Preferred Stock in violation of subparagraph B(1)(b) of this Article IV, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Corporation's status as a REIT.

                           (e) Owners Required To Provide Information.  From the
                  date  of  the  Initial  Public   Offering  and  prior  to  the
                  Restriction Termination Date,

                                      (i) every Beneficial Owner of more than 5%
                           (or such other percentage, between 1/2 of 1% and 5%, as provided in the Code) of the outstanding Common Stock or the outstanding Preferred Stock of the Corporation shall, within 30 days after January 1 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner, the number of shares of Common Stock or Preferred Stock Beneficially Owned, and description of how such shares are held. Each such Beneficial Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT.

                                     (ii) each Person who is a Beneficial  Owner
                           or Constructive Owner of Common Stock or Preferred Stock and each Person (including the shareholder of record) who is holding Common Stock or Preferred Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information that the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT.

                           (f) Remedies Not Limited.  Subject to the  provisions
                  of paragraph (l) of this Subsection B(1), nothing contained in this Article IV shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT.

                           (g) Ambiguity. In the case of an ambiguity in the application of any of the provisions of subparagraph B(1) of this Article IV, including any definition contained in subparagraph B(1)(a), the Board of Directors shall have the power to determine the application of the provisions of this subparagraph B(1) with respect to any situation based on the facts known to it.

                           (h) Modification of Ownership  Limit.  Subject to the
                  limitations provided in subparagraph B(1)(i), the Board of Directors may from time to time adjust the Ownership Limit with regard to any Person.

                           (i) Limitations on Modifications.

                                      (i) If the  Ownership  Limit of any Person
                           shall be increased, the Ownership Limit of all other Persons shall be adjusted such that no five Persons Beneficially Own in excess of 49% of the Common Stock and/or the Preferred Stock.

                                     (ii)  Prior  to  the  modification  of  any
                           Ownership Limit pursuant to subparagraph B(1)(h) or B(1)(j) of this Article IV, the Board of Directors of the Corporation may require such opinions of counsel, affidavits, undertaking or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT.

                           (j) Exceptions.

                                      (i) The Board of Directors,  with a ruling
                           from the Internal Revenue Service or an opinion of counsel, may exempt a Person from the Ownership Limits if such Person is not an individual for purposes of Section 542(a)(2) of the Code as modified by Section 856(h) of the Code, and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial Ownership of such Common Stock or Preferred Stock will violate the Ownership Limit and agrees that any violation or attempted violation will result in the redemption of such Common Stock or Preferred Stock, as the case may be, in accordance with this Article IV.

                                     (ii) The Board of Directors,  with a ruling
                           from the Internal Revenue Service or an opinion of counsel, may exempt a Person from the limitation on a Person Constructively Owning shares of Common Stock or Preferred Stock in excess of 9.8% of the outstanding Common Stock or Preferred Stock, as the case may be, if such Person does not and represents that it will not own, directly or constructively (by virtue of the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code), more than a 9.8% interest (as set forth in Section 856(d)(2)(B)), in a tenant of the Corporation and the Corporation obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact and agrees that any violation or attempted violation will result in the exemption of such shares of Common Stock or Preferred Stock in excess of 9.8% of the outstanding Common Stock or Preferred Stock, as the case may be, in accordance with this Article IV.

                           (k) Termination of REIT Status. The Corporation shall
                  maintain its status as a REIT until such time as the Board of Directors of the Corporation determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT, and after the stockholders of the Corporation have approved the discontinuation of the Corporation to qualify as a REIT by a majority vote of outstanding Common Stock and a majority vote of all outstanding series of Preferred Stock with the power to vote thereon.

                           (l) New York Stock Exchange Transactions.  Nothing in
                  this subsection B(1) shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

                  2. (a) Legend. Each certificate for Common Stock and Preferred Stock shall bear the following legend:

                           "THE  SHARES  OF  [COMMON   STOCK][PREFERRED   STOCK]
                  REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE
                  INTERNAL REVENUE CODE OF 1986, AS AMENDED. NO PERSON MAY BENEFICIALLY OWN SHARES OF (i) COMMON STOCK IN EXCESS OF 9.8% (OR SUCH OTHER PERCENTAGE AS MAY BE DETERMINED BY THE BOARD OF DIRECTORS OF THE CORPORATION) OF THE OUTSTANDING COMMON STOCK OF THE CORPORATION, OR (ii) PREFERRED STOCK IN EXCESS OF 9.8% (OR SUCH OTHER PERCENTAGE AS MAY BE DETERMINED BY THE BOARD OF DIRECTORS OF THE CORPORATION) OF THE OUTSTANDING PREFERRED STOCK OF THE CORPORATION AND NO PERSON MAY CONSTRUCTIVELY OWN SHARES OF COMMON STOCK AND/OR PREFERRED STOCK IN EXCESS OF THE ABOVE LIMITATIONS. ANY PERSON WHO ATTEMPTS TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF COMMON STOCK AND/OR PREFERRED STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. ANY TRANSFER WHICH IF EFFECTIVE WOULD CAUSE ANY PERSON TO BENEFICIALLY OWN MORE THAN 9.8% OF THE OUTSTANDING COMMON STOCK AND/OR PREFERRED STOCK OF THE CORPORATION (OR SUCH OTHER LIMITS AS THE BOARD OF DIRECTORS OF THE CORPORATION SHALL DETERMINE) SHALL BE VOID AB INITIO. AMONG OTHER THINGS, IF THE BOARD OF DIRECTORS DETERMINES THAT A PURPORTED TRANSFER, IF EFFECTIVE, WOULD VIOLATE THE FOREGOING RESTRICTIONS, THE PURPORTED TRANSFEREE OF SUCH SHARES SHALL BE DEEMED TO HAVE GRANTED AN OPTION TO THE CORPORATION TO ACQUIRE SUCH SHARES AT A PRICE EQUAL TO THE LESSER OF: (i) THE PRICE TO BE PAID IN THE TRANSACTION WHICH, IF EFFECTIVE, WOULD VIOLATE THE FOREGOING LIMITATIONS; OR (ii) THE FAIR MARKET VALUE OF SUCH SHARES AS OF THE DATE OF EXERCISE OF SUCH OPTION. ALL TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CORPORATION'S CERTIFICATE OF INCORPORATION, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. IF THE RESTRICTIONS ON TRANSFER ARE VIOLATED, THE SHARES OF COMMON STOCK REPRESENTED HEREBY MAY BE AUTOMATICALLY REDEEMED."

                  (b) Each certificate for Preferred Stock shall also bear substantially the following legend:

                  "THE CORPORATION SHALL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE CORPORATION OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUESTS SHALL BE MADE TO THE CORPORATION'S SECRETARY AT THE PRINCIPAL OFFICE OF THE CORPORATION.

                  THE SHARES OF PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EXCEPT AS OTHERWISE PROVIDED BY THE CORPORATION'S CERTIFICATE OF INCORPORATION, NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF (i) COMMON STOCK IN EXCESS OF 9.8% (IN VALUE OR IN NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING COMMON STOCK OF THE CORPORATION OR (ii) PREFERRED STOCK IN EXCESS OF 9.8% (IN VALUE OR IN NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING PREFERRED STOCK OF THE CORPORATION, WITH CERTAIN FURTHER RESTRICTIONS AND EXCEPTIONS SET FORTH IN OR PURSUANT TO THE CORPORATION'S CERTIFICATE OF INCORPORATION. ANY PERSON WHO ATTEMPTS TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN COMMON STOCK AND/OR PREFERRED STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST NOTIFY THE CORPORATION IN WRITING AT LEAST 15 DAYS PRIOR TO SUCH PROPOSED OR ATTEMPTED TRANSFER OF OWNERSHIP. TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE AND TRANSFERS IN VIOLATION OF CERTAIN OTHER PROVISIONS OF THE CERTIFICATE OF INCORPORATION SHALL BE VOID AB INITIO. AMONG OTHER THINGS, IF THE BOARD OF DIRECTORS DETERMINES THAT A PURPORTED TRANSFER, IF EFFECTIVE, WOULD VIOLATE THE FOREGOING RESTRICTIONS, THE PURPORTED TRANSFEREE OF SUCH SHARES SHALL BE DEEMED TO HAVE GRANTED AN OPTION TO THE CORPORATION TO ACQUIRE SUCH SHARES AT A PRICE
                  EQUAL TO THE LESSER OF: (i) THE PRICE TO BE PAID IN THE TRANSACTION WHICH, IF EFFECTIVE, WOULD VIOLATE THE FOREGOING LIMITATIONS; OR (ii) THE FAIR MARKET VALUE OF SUCH SHARES AS OF THE DATE OF EXERCISE OF SUCH OPTION. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CORPORATION'S CERTIFICATE OF INCORPORATION."

                  3. Severability. If any provision of this Article IV or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

                                    ARTICLE V

         The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The Board of Directors of the Corporation shall consist of one or more members as determined by the Bylaws of the Corporation.

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation.

                                   ARTICLE VI

         No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

         Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

                                   ARTICLE VII

         No amendment may be made to this Restated Certificate of Incorporation unless approved by the vote of the holders of a majority of the voting securities of the Corporation; except that no amendment which would change any rights with respect to any outstanding class of securities of the Corporation, by reducing the amount payable thereon upon liquidation of the Corporation, or by diminishing or eliminating any voting rights pertaining thereto, may be made unless approved by the vote of the holders of 66-2/3% of the outstanding securities of such class.

         IN WITNESS WHEREOF, the undersigned has executed and acknowledged this Second Amended and Restated Certificate of Incorporation as of this 7th day of May, 1997.

                                  FRANCHISE FINANCE CORPORATION OF AMERICA



                                  By /s/  Morton H. Fleischer
                                    -----------------------------------
                                      Morton H. Fleischer, President

ATTEST:


/s/ Christopher H. Volk
-------------------------------
Christopher H. Volk, Secretary
                                        8